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                                                                       Exhibit 1

                Maximum of ______________ Shares of Common Stock

                         PATRIOT NATIONAL BANCORP, INC.

                                AGENCY AGREEMENT


                                                           ____________ __, 2005

Sandler O'Neill & Partners, L.P.
919 Third Avenue
6th Floor
New York, New York 10022

Ladies and Gentlemen:

          Patriot National Bancorp, Inc. a Connecticut corporation (the "Company"), and Patriot National Bank, a national banking association (the "Bank"), confirm their agreement with Sandler O'Neill & Partners, L.P. (the "Agent") with respect to the offer and sale by the Company of up to _____________ shares of its common stock, par value $2.00 per share (the "Common Stock").

          The Company is offering _____________ shares of Common Stock to the holders of record of Common Stock (a "Record Date Holder") at the close of business on ________ __, 2005 (the "Record Date"), at a subscription price of $_____ per share (the "Subscription Price") and, subject to the rights of such holders described below, to certain other purchasers on a standby basis. Each Record Date Holder will receive one (1) non-transferable subscription right ("Rights") for every ____ (__) shares of Common Stock held of record at the close of business on the Record Date. Each Right will enable the holder thereof to purchase from the Company one share of Common Stock (an "Underlying Share") at the Subscription Price (the "Basic Subscription Privilege"). Each Record Date Holder who fully exercises their Basic Subscription Privilege also will be eligible to subscribe at the Subscription Price for shares of Common Stock (the "Excess Shares") not otherwise purchased pursuant to the exercise of the Basic Subscription Privilege up to the total number of Underlying Shares, subject to availability, proration, and reduction by the Company in certain circumstances and, in all instances, a limit of _____ times the amount eligible for subscription pursuant to the Basic Subscription Privilege (the "Oversubscription Privilege"). The offer and sale of the Underlying Shares pursuant to the exercise of the Basic Subscription Privilege and the Oversubscription Privilege are referred to herein as the "Rights Offering."

          The Company also intends to enter into Standby Purchase Agreements pursuant to which an aggregate of __________ ( ) institutional investors and high net worth individuals (the "Standby Purchasers") have severally agreed, subject in each case to a maximum standby commitment and certain conditions, to acquire from the Company at the Subscription Price up to an aggregate of ____________ of the Underlying Shares remaining upon completion of the Rights Offering. The Standby Purchase Agreements will require that the Standby Purchasers agree to purchase and the Company agrees to sell, and thus guarantee the availability of, an aggregate minimum of __________ shares of Common Stock ("Additional Shares") at the

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Subscription Price if a sufficient number of Underlying Shares are not available after the exercise of the Basic Subscription Privilege and the Oversubscription Privilege to satisfy the purchase commitments of the Standby Purchasers, subject to reduction to a minimum of ___________ shares to the extent Record Date
Holders subscribe for all of the Rights granted to them (the "Minimum Standby Obligation"). The Rights Offering and the offering to Standby Purchasers are together referred to herein as the "Offering," and the Underlying Shares and the Additional Shares are together referred to herein as the "Securities."

          Record Date Holders may exercise subscription rights by delivering to the subscription agent a properly completed and executed subscription rights certificate together with payment in full of the subscription price for each share subscribed for. Payment may be made only (i) by check or bank draft drawn upon a U.S. bank, or postal, telegraphic or express money order payable to Registrar and Transfer Company ("R&T") as subscription agent, or (ii) by wire transfer of funds to R&T for the purpose of accepting subscriptions in connection with the transactions contemplated hereby.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (No. 333-_______) including a prospectus for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectus constituting a part thereof (including in each case all documents, if any, deemed to be part thereof pursuant to the rules and regulations of the Commission under the 1933 Act, as from time to time amended or supplemented pursuant to the 1933 Act or otherwise (the "1933 Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Offering which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

          Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus to be used in the Offering. Such Prospectus contains information with respect to the Company, the Bank and the Common Stock.

SECTION 1.     REPRESENTATIONS AND WARRANTIES.

               (a) The Company and the Bank jointly and severally represent and warrant to the Agent as of the date hereof as follows:

                      (i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company and the Bank, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material

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fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, at the date hereof does not and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or the Prospectus (the "Agent Information," which the Company and the Bank acknowledge appears only in the section of the Prospectus captioned "The Rights Offering -- Financial Advisor.")

                      (ii) The Company will promptly file the Prospectus and any supplemental sales literature with the Commission. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the 1933 Act Regulations and, at or prior to the time of their first use, will have received all required authorizations of the Commission for use in final form.

                      (iii) No order, directive, request or other correspondence has been received by the Company or the Bank from the Board of Governors of the Federal Reserve System (the "FRB"), the Office of the Comptroller of the Currency (the "OCC") or the Federal Deposit Insurance Corporation (the "FDIC") which could have the effect of delaying or canceling the Offering.

                      (iv) The accountants who audited the consolidated financial statements and supporting schedules of the Company included in the Registration Statement and the Prospectus are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants ("AICPA"); and such accountants are, with respect to the Company and its wholly owned subsidiaries, the Bank and Patriot National Statutory Trust I (the "Trust"), independent certified public accountants as required by the 1933 Act and the 1933 Act Regulations.

                      (v) The consolidated historical financial statements of the Company, together with the related schedules and notes, included in the Registration Statement and the Prospectus present fairly, in all material respects, the respective consolidated statement of financial condition of the Company and its consolidated subsidiaries at the respective dates indicated, and the consolidated statements of income and cash flows of the Company and its consolidated subsidiaries for the respective periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") in the United States applied on a consistent basis throughout the periods involved, except as disclosed in the notes to such financial statements; the supporting schedules included in the Registration Statement and the Prospectus present fairly, in all material respects, the information required to be stated therein, and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transaction and circumstances referred to therein, and the summary financial data included in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the

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audited consolidated financial statements included in the Registration Statement and the Prospectus.

                      (vi) Except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether disclosed on the face of the Company's consolidated statement of financial condition or off balance sheet and whether due or to be come due, including any liability for taxes (and there is no past or present, fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or any of its subsidiaries giving rise to any such liability).

                      (vii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change or any development (including any change in statutes or regulations affecting the Company or any of its subsidiaries) which could reasonably be expected to have a material adverse change, in the financial condition or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), or (B) any transaction entered into by the Company or any of its subsidiaries, other than in the ordinary course of business, that is material to the Company and its subsidiaries considered as one enterprise.

                      (viii) Neither the Company nor any of its subsidiaries is subject or is a party to, or has received any notice or advice that any of them may become subject or a party to any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a "Regulatory Agreement"), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depositary institutions, or holding companies of depositary institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

                      (ix) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Connecticut and has full power and authority under such laws to own, lease and operate its properties and to conduct its business as now being conducted as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly registered as a bank holding company under the Bank Holding Company

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Act of 1956, as amended ("BHCA"); there are no subsidiaries of the Company other than the Bank and the Trust and there are no subsidiaries of the Bank.

                      (x) The Bank has been duly organized and is validly existing under the laws of the United States and has full power and authority under such laws to own, lease and operate its properties and to conduct its business as now being conducted as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Bank's deposit accounts are insured up to the applicable limit by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC; and no proceeding for the revocation or termination of such insurance is pending or, to the knowledge of the Company and the Bank, threatened.

                      (xi) The Company and the Bank are each duly qualified as a foreign corporation to transact business and are each in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

                      (xii) The authorized capital stock of the Company consists of 1,000,000 shares of preferred stock, no par value per share, none of which was outstanding as of the date hereof, and 30,000,000 shares of Common Stock, of which 2,486,391 shares were issued and outstanding as of the date hereof; all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable; none of the issued and outstanding capital stock of the Company was issued in violation of any preemptive or similar rights arising by operation of law, under the certificate of incorporation or bylaws of the Company or under any agreement to which the Company is a party; except for: (a) the Rights, (b) options to acquire ____ shares of Common Stock pursuant to the Bank's 1999 Stock Option Plan which has been assumed by the Company, and (c) the right of each holder of a share of Common Stock to acquire 8.152 additional shares of Common Stock for each share of Common Stock held, subject to the terms and conditions specified in the Rights Agreement dated as of April 19, 2004 between the Company and R&T, as Rights Agent (the "Shareholder Rights Plan"), there are no options, warrants, calls, employee benefit or other plans, preemptive rights or commitments of any character relating to the authorized but unissued capital stock or any other equity security of the Company or any securities or obligations convertible into or exchangeable for or giving any person any right to subscribe for or acquire from the Company any shares of such capital stock.

                      (xiii) All of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right, and none of the issued and outstanding capital stock of the Bank was issued in violation of any preemptive or similar rights arising by operation of law, under the articles of association or bylaws of the Bank or under any agreement to which the Bank is a party.

                      (xiv) The Trust has been duly created and is validly existing in good standing as a business trust under the laws of the State of Connecticut with the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by

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reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; the activities of the Trust are permitted to a Connecticut chartered bank holding company by all applicable rules and regulations; all of the issued and outstanding capital stock of the Trust has been duly authorized and validly issued, is fully paid and nonassessable, and the Trust's common securities are owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                      (xv) Upon completion of the Offering, the authorized equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization." The shares of Common Stock to be sold in the Offering have been duly and validly authorized for issuance and, when issued and delivered by the Company against payment of the consideration therefor, the shares of Common Stock will be duly and validly issued, fully paid and non-assessable and will be free and clear of any security interest, pledge, lien, encumbrance, claim or equity other than created by the purchaser thereof; and the issuance of the shares of Common Stock will not be in violation of any preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's certificate of incorporation, bylaws or other governing documents or any agreement, plan or other instrument to which the Company is party or by which it is bound. The terms and provisions of the shares of Common Stock conform and will conform in all material respects to the description thereof contained in the Prospectus and the certificates representing the shares of Common Stock will conform with the requirements of applicable laws and regulations.

                      (xvi) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action of the Company and the Bank, and this Agreement has been duly executed and delivered by and is the valid and binding agreement of the Company and the Bank enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

                      (xvii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities, except for the declaration of effectiveness of any required post-effective amendment to the Registration Statement by the Commission and as may be required under the securities laws of various jurisdictions.

                      (xviii)   Neither the Company nor any of its subsidiaries
is in violation of its respective certificate of incorporation, articles of association or bylaws, except to the extent such violation, conflict, breach or default would not adversely affect the transaction contemplated hereby or have a Material Adverse Effect. The Company and each of its subsidiaries have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees. None of the Company or any subsidiary of the Company is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound or to which any of its properties or assets is subject (collectively, "Agreements and Instruments"), except for such defaults under Agreements and Instruments that would not result in a Material Adverse

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Effect; and the execution, delivery and performance of this Agreement by the
Company and the Bank, the issuance, sale and delivery of the Securities, the consummation of the transaction contemplated by this Agreement, and compliance by the Company and the Bank with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Bank and do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any, security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right upon any properties or assets of the Company or any of its subsidiaries pursuant to, any of the Agreements and Instruments, nor will such action result in any violation of the provisions of the certificate of incorporation, articles of association, certificate of trust or bylaws of the Company, the Bank or the Trust or any violation by any of them of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government authority, agency or instrumentality or court, domestic or foreign, including, without limitation, the FRB, the OCC, and the FDIC, having jurisdiction over the Company or any of its subsidiaries or their respective properties or assets (collectively, "Governmental Entities"), except to the extent such violation, conflict, breach or default would not adversely affect the transactions contemplated hereby or have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries prior to its scheduled maturity.

                      (xix) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

                      (xx) There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which is not disclosed in the Registration Statement and the Prospectus and which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect, or which in the reasonable judgment of the Company might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, are not, in the reasonable judgment of the Company, expected to result in a Material Adverse Effect.

                      (xxi) Each of the Company and its subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, and each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so possess or to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Company or any of its subsidiaries has received any notice of proceedings relating to the

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revocation or modification of any such Governmental Licenses which, singly or in the aggregate, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.

                      (xxii) Each of the Company and its subsidiaries has good and marketable title to all of their respective real and personal properties, in each case free and clear of all liens, encumbrances and defects, except such as would not result in a Material Adverse Effect; and all of the leases and subleases under which the Company or any subsidiary holds properties, are in full force and effect, except where the failure of such leases and subleases to be in full force and effect individually or in the aggregate, would not have a Material Adverse Effect, and none of the Company or any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for any such claim which, singly or in the aggregate, in the reasonable judgment of the Company, is not expected to result in a Material Adverse Effect.

                      (xxiii)   Each of the Company and its subsidiaries owns or
possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") presently employed by them in connection with the business now operated by them or reasonably necessary in order to conduct such business, except to the extent the failure to so own, possess or be able to obtain such Intellectual Property would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, in the reasonable judgment of the Company, is likely to result in a Material Adverse Effect.

                      (xxiv) The Company and each of its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not result in a Material Adverse Effect.

                      (xxv) The Company and each of its subsidiaries are insured for reasonable amounts by insurance companies with an A.M. Best rating of A- or better against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a

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reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

                      (xxvi) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as such subsidiaries may be limited by regulations issued by Regulatory Agencies of general applicability.

                      (xxvii)   The Company and each of its subsidiaries have
established and maintain adequate internal control over financial reporting and such internal control over financial reporting has not been changed during the Company's last fiscal quarter in any way that materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting. The Company's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any known significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and
(ii) any known fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; and such deficiencies or fraud have either been disclosed in the Registration Statement and the Prospectus or will not result in a Material Adverse Effect.

                      (xxviii) The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, neither the Company nor any of the subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                      (xxix) Each of the Company and its subsidiaries has fulfilled, in all material respects, its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations promulgated thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and the regulations thereunder), which is maintained by the Company and its subsidiaries for their employees, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the regulations thereunder. The Company and its subsidiaries have not incurred any unpaid liability under Title IV of ERISA to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan.

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                      (xxx)     The Company has established and maintains
disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "1934 Act")); and such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within the Company to allow timely decisions regarding disclosures.

                      (xxxi) The operations of the Company and the Bank are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, also known as the Bank Secrecy Act, the money laundering statues of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity having jurisdiction over the Company or the Bank (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Bank with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Bank, threatened. Neither the Company, the Bank, nor, to the knowledge of the Company and the Bank, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Bank has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (E) made any payment of funds to the Company or the Bank or received or retained funds in violation of any law, rule or regulation.

                      (xxxii)   Since January 1, 1999, the Company has timely
filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the 1934 Act (all of the foregoing actually filed by the Company with the Commission prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein are hereinafter referred to collectively as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      (xxxiii) To the knowledge of the Company and the Bank, there are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. ("NASD")) between any member of the NASD and any of the Company's or the Bank's officers or directors.

                      (xxxiv)   Neither the Company or the Bank has taken and
will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

                      (xxxv) The Company is not, and immediately following the consummation of the transaction contemplate hereby and the application of the use of the net proceeds as described in the Registration Statement and the Prospectus, the Company will not be, an investment company required to be registered under the Investment Company Act of 1940, as amended.

                      (xxxvi)   The Company has received approval, subject to
issuance, to have the Securities quoted on the Small Cap Market of the National Association of Securities Dealers' Automated Quotation System ("Nasdaq Small Cap Market") effective on the Closing Date.

                      (xxxvii) The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the capital stock and options of the Company and under the captions "Prospectus Summary," "Risk Factors," "The Rights Offering," "Standby Purchase Agreements," "Management's Discussion and Analysis of Financial Condition and Results of Operations, "Business," "Management" and "Description of Capital Stock," insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair.

                      (xxxviii) The Company has obtained agreements substantially in the form included in Annex B hereto of the senior executive officers of the Company named in the preliminary Prospectus included in the Registration Statement and directors of the Company to the extent that such officers and directors will not, subject only to the exceptions set forth therein, sell, offer or agree to sell, hypothecate, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, or enter into any agreement or arrangement that has the effect of transferring the economic effects of holding, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock or permit the registration under the 1933 Act of any shares of Common Stock for the period beginning from the Closing Date set forth herein and continuing to and including the date 180 days after the Closing Date (the "Lock-Up Period") without the prior written consent of the Agent. Notwithstanding the foregoing, if: (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day-period beginning on the last day of the Lock-Up Period, the restrictions imposed herein shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

               (b) Any certificate signed by any officer of the Company or the Bank and delivered to either of the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company or the Bank to each as to the matters covered thereby.

SECTION 2.     APPOINTMENT OF AGENT; SALE AND DELIVERY OF THE SECURITIES;
               CLOSING.

          On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Bank hereby appoint Sandler O'Neill & Partners, L.P. as its Agent to consult with and advise the Company and the Bank regarding the structure of the Offering, as well as to identify Standby Purchasers and assist the Company and the Bank in negotiating Standby Purchase Agreements with the Standby Purchasers. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to provide services to the Company as to the matters described below; provided, however, that the Agent shall not be obligated to sell any minimum number of shares of Common Stock to any particular category of purchaser or in the aggregate or take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by the Agent pursuant to this appointment include the following: (i) identifying prospective Standby Purchasers and assisting in the negotiation of Standby Purchase Agreements with such Standby Purchasers; (ii) assisting the Company's and the Bank's management in preparing for meetings with existing shareholders and other potential investors in the Offering; and (iii) providing such other general advice and assistance as may be requested and agreed to by the Agent to promote the successful completion of the Offering.

          If at least the total minimum of Securities, as disclosed on the cover of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the subscription agent referred to herein. The closing shall be held at the offices of Patton Boggs LLP in Washington, D.C., at 10:00 a.m., Eastern Time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. The date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Date." The hour on the Closing Date at which the Company shall release for delivery all of the Securities in accordance with the terms hereof is called the "Closing Time."

          Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities were made by the Company prior to the commencement of the Rights Offering, with provision for refund to the purchasers as set forth in Section 9 hereof, or for delivery to the Company if all Securities are sold. The Company shall not be deemed to have received any subscription offer or exercise of a Right accompanied by a check or comparable instrument until final payment has been made on such check or instrument. Each subscriber will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

          In addition to reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

               (a) one percent (1.00%) of the aggregate purchase price of the Common Stock sold in the Offering pursuant to the exercise of the Rights by directors, officers and employees of the Company ("Interested Parties");

               (b) three percent (3.00 %) of the aggregate purchase price of the Common Stock sold in the Offering pursuant to the exercise of Rights by persons other than Interested Parties; and

               (c) six and one half percent (6.50%) of the aggregate purchase price of the Common Stock committed by Standby Purchasers pursuant to Standby Purchase Agreements.

          Notwithstanding anything to the contrary herein, the minimum fee to be paid to the Agent hereunder shall not be less than $300,000. If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Offering is terminated by the Company, the Company shall reimburse Sandler O'Neill for all of its reasonable out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent, upon receipt by the Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

          All fees payable to the Agent hereunder shall be payable in immediately available funds at the Closing Time, or upon the termination of this Agreement, as the case may be.

SECTION 3.     COVENANTS OF THE COMPANY.

          The Company covenants with the Agent as follows:

               (a) The Company will prepare and file such amendments or supplements to the Registration Statement and the Prospectus as may hereafter be required by the 1933 Act Regulations or as may hereafter be requested by the Agent. The Company will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement or the filing of any supplement to the Prospectus, (ii) of the receipt of any comments from the Commission with respect to the transactions contemplated by this Agreement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the receipt of any order, directive, request or other correspondence from the applicable regulatory agency with jurisdiction over the Company and the Bank relating to the Offering, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the withdrawal thereof at the earliest possible moment.

               (b) The Company will give the Agent notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent shall object.

               (c) The Company will deliver to the Agent as many signed copies and as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

               (d) During the period when the Prospectus is required to be delivered, the Company will comply, at its own expense, with all requirements imposed upon it by the Commission, as from time to time in force, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission promulgated thereunder, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

               (e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company will furnish such information with respect to itself as the Agent may from time to time reasonably request.

               (f) The Company will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Agent and the Company have agreed; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than six months from the effective date of the Registration Statement.

               (g) The Company authorizes the Agent to act as agent of the Company in distributing the Prospectus to persons having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offering will be made (the "Blue Sky Survey").

               (h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

               (i) During the period of five years hereafter, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including statements of financial condition and statements of income, stockholders' equity and cash flows of the Company, and its consolidated subsidiaries, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company, for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

               (j) During the period of five years hereafter, the Company will furnish to the Agent (i) as soon as available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

               (k) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

               (l) The Company will file all documents and notices required by the Nasdaq Small Cap Market and will use its best efforts to maintain the listing of the Common Stock on the Nasdaq Small Cap Market.

               (m) The Company will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with Rule 2790 of the National Association of Securities Dealers, Inc. in connection with the sale of the Securities.

               (n) Other than the Prospectus or as permitted by applicable law, the Company will not distribute any prospectus or other offering material in connection with the offer and sale of the Securities and will not publish any writing which constitutes an offer or prospectus.

               (o) The Company will use all reasonable efforts to comply with such requirements as may be necessary for the Agent or other brokerage firms to make an active market for the shares of Common Stock.

               (p) The Company will cause to be maintained records of all funds submitted to R&T, as the Company's subscription agent, in connection with the Offering, to enable the Company to make appropriate refunds of such funds in the event that such refunds are required to be made. in accordance with the Offering as described in the Prospectus.

               (q) The Company shall not deliver the Securities until the Company has satisfied or caused to be satisfied each condition set forth in
Section 5 hereof, unless such condition is waived by the Agent.

               (r) Subsequent to the respective dates as to which information in given in the Prospectus and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, the Company will not (i) issue any securities, other than pursuant to the Company's existing stock option plans, or incur any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of business, or (ii) enter into any transaction, other than in the ordinary course of business which might result in a Material Adverse Effect.

               (s) During the Lock-Up Period, the Company will not sell, offer or agree to sell, hypothecate, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, or enter into any agreement or arrangement that has the effect of transferring the economic effects of holding, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase

Common Stock or any other securities of the Company that are substantially similar to Common Stock or permit the registration under the 1933 Act of any shares of Common Stock, except for the registration of the Securities and the sales contemplated pursuant to this Agreement and for prior commitments existing on the date hereof as set forth in Section 1(a)(xii), without the prior consent of the Agent.

SECTION 4.     PAYMENT OF EXPENSES.

               (a) The Company shall pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and any necessary regulatory approvals, (ii) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offering, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel to the Agent in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, (viii) the filing fees paid or incurred by the Agent in connection with all filings with the National Association of Securities Dealers, Inc. and (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq SmallCap Market. In the event the Agent incurs any such fees and expenses on behalf of the Company, the Company will reimburse the Agent for such fees and expenses whether or not the Offering is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Company pursuant to this Section without the prior approval of the Company (such approval not to be unreasonably withheld).

               (b) In addition to the expenses to be borne by the Company under paragraph (a) above, the Company shall reimburse the Agent, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with the transaction contemplated hereby, regardless of whether such transactions are consummated, including, without limitation, legal fees and disbursements of Patton Boggs LLP, counsel for the Agent, marketing, syndication and travel expenses.

SECTION 5.     CONDITIONS OF AGENT'S OBLIGATIONS.

          The Company and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank herein contained as of the date hereof and as of the Closing Date, to the accuracy of the written statements of officers and directors of the Company made pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder, and to the following further conditions:

               (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, no order suspending the sale of the Securities in any jurisdiction shall have been issued, and no order, directive, request or other correspondence has been received by the Company or the Bank from the FRB, the OCC or the FDIC which could have the effect of delaying or canceling the Offering.

               (b) At the Closing Time, the Agent shall have received the favorable opinion, dated as of the Closing Time, of Tyler Cooper & Alcorn, LLP, counsel for the Company and the Bank, in form and substance reasonably satisfactory to counsel for the Agent, and in substantially the form annexed hereto as Annex A. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company or any of its subsidiaries and certificates of public officials.

               (c) At the Closing Time, the Agent shall have received the favorable opinion, dated as of the Closing Time, of Patton Boggs LLP, counsel for the Agent, with respect to the incorporation and legal existence of the Company, the issuance of the Securities, the disclosure in the Registration Statement and the Prospectus and other related matters as the Agent may require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company or any of its subsidiaries and public officials.

               (d)(i) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Effect and the Agent shall have received a certificate of each of the Chief Executive Officer and President of each of the Company and the Bank, and the Chief Financial Officer of the Company and the Bank, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) there shall have been no material transaction entered into by the Company or any of its subsidiaries from the date of the latest statement of financial condition of the Company, as set forth in the Registration Statement and the Prospectus, other than transactions referred to or contemplated therein and transactions in the ordinary course of business, (iii) except as previously disclosed in the Prospectus neither the Company nor any of its subsidiaries shall have received from the FRB, the OCC or the FDIC any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, financial condition or results of operations of the Company or any of its subsidiaries, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, except as to any such representation or warranty which specifically relates to an earlier date, (v) the Company and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission, and (vii) no order, directive, request or other correspondence has been received by the Company or any of its subsidiaries from the FRB, the OCC or the FDIC which could have the effect of delaying or canceling the Offering.

                 (ii) At the Closing Time, the Agent shall have received a certificate of each of the Chief Executive Officer and the President of each of the Company and the Bank and the Chief Financial Officer of the Company and the Bank dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement and the Prospectus; (ii) based on each of their knowledge, the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; (iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition and results of operations of the Company and its subsidiaries as of and for the dates and periods presented in the Registration Statement and the Prospectus; (iv) they are responsible for establishing and maintaining disclosure controls and procedures; (v) they have designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material financial information relating to the Company and its subsidiaries is made known to them; (vi) they have evaluated the effectiveness of their disclosure controls and procedures; and (vii) they have disclosed to McGladrey & Pullen, LLP and the Audit Committee of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's and the Bank's ability to record, process, summarize, and report financial data, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's and the Bank's internal control over financial reporting, and any such deficiencies or fraud have either been disclosed in the Registration Statement and the Prospectus or are not material to the Company and its subsidiaries taken as a whole.

               (e) At the time of the execution of this Agreement, the Agent shall have received from McGladrey & Pullen, LLP, a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Code of Ethics of the AICPA, the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and McGladrey & Pullen, LLP, and set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated available for sale investment securities or total borrowings of the Company or any decrease in consolidated total assets, allowance for loan losses, total deposits or shareholders' equity of the Company, in each case as compared with the amounts shown in the December 31, 2004 balance sheet included in the Registration Statement or, (C) during the period from December 31, 2004 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Company, except in all instances, for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause
(iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

               (f) At the Closing Time, the Agent shall have received from McGladrey & Pullen, LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(e) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

               (g) At the Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

               (h) The Agent shall have received Lock-up Agreements, dated as of the Closing Date, from all of the Company's executive officers and directors, in the form and to the effect contemplated in Section 1(xxxviii).

               (i) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the New York Stock Exchange or NASDAQ shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either the New York Stock Exchange, the NASD or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by Federal, New York or Connecticut authorities.

               (j) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agent by notice to the Company and the Bank at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Section 6 and 7 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.     INDEMNIFICATION.

               (a) INDEMNIFICATION OF AGENT. The Company and the Bank agree to jointly and severally indemnify and hold harmless: (x) the Agent; (y) each person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) the Agent (each such person, a "controlling person"); and (z) the respective partners, directors, officers, employees and agents of the Agent or any such controlling person as follows:

                      (i) against any and all loss, liability, claim, damages and expense whatsoever, as incurred, relating to or arising out of, or based upon, in whole or in part, (A) any action taken by the Agent where acting as agent of the Company and the Bank or as otherwise described in Section 2 hereof, (B) any untrue statement or alleged untrue statement of a material fact included in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) any untrue statement or alleged untrue statement of material fact contained in any information or documents executed in favor of or furnished or made available to the Agent by the Company and the Bank; (D) any omission or alleged omission to state in any information or documents executed in favor of or furnished or made available to the Agent by the Company and the Bank a material fact necessary to make the statements therein not misleading; or
(E) the breach or alleged breach of any representation, warranty and agreement of the Company and the Bank contained herein;

                      (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or breach or alleged breach of any such representation, warranty or agreement; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company and the Bank; and

                      (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or breach or alleged breach of any such representation, warranty or agreement, to the extent that any such expense is not paid under (1) or (2) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent's Information.

          Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank is found in a final, non-appealable judgment by a court of competent jurisdiction to constitute a violation of any financial institution law or regulation applicable to national banks and the Bank, including if such indemnification is so found to constitute a covered transaction under 23A of the Federal Reserve Act.

               (b) INDEMNIFICATION OF OFFERORS, DIRECTORS, OFFICERS AND EMPLOYEES. The Agent agrees to indemnify and hold harmless the Company and the Bank, their directors, officers and employees, and each person, if any, who controls the Company, or the Bank within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in conformity with the Agent's Information.

               (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Agent, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company and the Bank. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

               (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.     CONTRIBUTION.

          In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 6 hereof is for any reason held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank, on the one hand, and the Agent, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Bank, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          In order to determine the relative benefits received by the Company and the Bank, on the one hand, and the Agent, on the other hand, the parties hereto agree that in connection with the offering of the Securities pursuant to this Agreement, the Agent shall be responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company and the Bank are responsible for the balance.

          The relative fault of the Company and the Bank, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Bank or by the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Bank and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, the Agent shall not be required to contribute any amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement received pursuant to Section 2 of this Agreement.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the respective partners, directors, officers, employees and agents of such Agent or any such controlling person shall have the same rights to contribution as the Agent, while each officer and director of the Company and the Bank, and each person, if any, who controls the Company and the Bank within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Bank.

SECTION 8.     REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

          All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company and the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company and the Bank, and shall survive delivery of the Securities to the Purchasers thereof.

SECTION 9.     TERMINATION OF AGREEMENT.

               (a) The Agent may terminate this Agreement, by notice to the Company and the Bank, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect;
(ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities; (iii) if trading generally on either the New York Stock Exchange or the NASDAQ has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either the New York Stock Exchange, the NASD or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Connecticut authorities; (iv) if any condition specified in Section 5 (other than Section 5(b)) shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company or the Bank or the prospective market for the Company's securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; or (vi) if the Company is unable to sell at least the total minimum of Securities, as disclosed on the cover of the Prospectus, or if the Offering is not consummated for any other reason, prior to ___________, 2005.

               (b) If this Agreement is terminated pursuant to this Section, the Company shall notify the subscription agent who shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, without interest, as provided in the Prospectus, such termination shall be without liability of any party to any other party except that the provisions of Section 4 hereof relating to reimbursement of expenses and the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10.    NOTICES.

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent as follows: 919 Third Avenue, 6th Floor, New York, New York 10021, Attention:
General Counsel, with a copy to Patton Boggs, LLP, 2550 M Street, NW, Washington, D.C., Attention: Norman B. Antin, Esq. and Jeffrey D. Haas, Esq.; notices to the Company and the Bank shall be directed to the Company at 900 Bedford Street, Stamford, Connecticut, 06901, Attention: Angelo De Caro, Chairman and Chief Executive Officer, with a copy to Tyler Cooper & Alcorn, LLP, 185 Asylum Avenue, City Place, 35th Floor, Hartford, Connecticut 06103,
Attention: William W. Bouton, III, Esq. and Kerry John Tomasevich, Esq.

SECTION 11.    PARTIES.

          This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the Bank and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the Bank and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

SECTION 12.  COUNTERPARTS; FACSIMILE.

          This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 13.  SEVERABILITY.

          Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 14.  GOVERNING LAW; JURISDICTION.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          EACH OF THE COMPANY AND THE BANK, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE COMPANY AND THE BANK, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 15.  EFFECT OF HEADINGS.

          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16.  ENTIRE AGREEMENT.

          This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made.

SECTION 17.  HEADINGS.

          Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and the Bank in accordance with its terms.

                              Very truly yours,


                              PATRIOT NATIONAL BANCORP, INC.


                              By:
                                     ----------------------
                              Name:  Angelo De Caro
                              Title: Chairman and Chief Executive Officer

                              PATRIOT NATIONAL BANK


                              By:
                                     ----------------------
                              Name:  Angelo De Caro
                              Title: Chairman


                              CONFIRMED AND ACCEPTED,
                              as of the date first above written:

                              Sandler O'Neill & Partners, L.P.
                              By: Sandler O'Neill & Partners Corp., the sole general partner
                              By:
                                     ----------------------
                              Name:
                              Title

                                                                         ANNEX A

     Pursuant to Section 5(a) of the Agency Agreement, counsel for the Company and the Bank shall deliver an opinion in substantially the following form:

     (i) The Registration Statement has been declared effective by the Commission and, to the knowledge of such counsel, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (ii) The Company has been duly organized and is validly existing as a corporation under the laws of the State of Connecticut and has full power and authority under such laws to own, lease and operate its properties and to conduct its business as now being conducted as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Agreement; and the Company is duly registered as a bank holding company under the BHCA; there are no subsidiaries of the Company other than the Bank and the Trust and there are no subsidiaries of the Bank.

     (iii) The Bank has been duly organized and is validly existing under the laws of the United States and has full power and authority under such laws to own, lease and operate its properties and to conduct its business as now being conducted as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Agreement; and the Bank's deposit accounts are insured up to the applicable limit by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC.

     (iv) The Company and the Bank are each duly qualified as a foreign corporation to transact business and are each in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect.

     (v) All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable; none of the issued and outstanding capital stock of the Company was issued in violation of any preemptive or similar rights arising by operation of law, under the certificate of incorporation or bylaws of the Company or, to such counsel's knowledge after due inquiry, under any agreement to which the Company is a party.

     (vi) All of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right, and none of the issued and outstanding capital stock of the Bank was issued in violation of any preemptive or similar rights arising by operation of law, under the articles of association or bylaws of the Bank or, to such counsel's knowledge after due inquiry, under any agreement to which the Bank is a party.

     (vii) The Trust has been duly created and is validly existing as a business trust under the laws of the State of Connecticut with the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the

Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; the activities of the Trust are permitted to a Connecticut chartered bank holding company by all applicable rules and regulations; all of the issued and outstanding capital stock of the Trust has been duly authorized and validly issued, is fully paid and nonassessable, and the Trust's common securities are owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

     (viii) Based on such counsel's review of the Company's records, the authorized, issued and outstanding capital stock of the Company at the date indicated is as set forth in the Prospectus under "Capitalization," and there have not been any subsequent issuances of capital stock of the Company; upon completion of the Offering, the authorized equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization." The shares of Common Stock to be sold in the Offering have been duly and validly authorized for issuance and, when issued and delivered by the Company against payment of the consideration therefor, the shares of Common Stock will be duly and validly issued, fully paid and non-assessable and will be free and clear of any security interest, pledge, lien, encumbrance, claim or equity other than created by the purchaser thereof; and the issuance of the shares of Common Stock will not be in violation of any preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's certificate of incorporation, bylaws or other governing documents or, to such counsel's knowledge after due inquiry, any agreement, plan or other instrument to which the Company is party or by which it is bound. The terms and provisions of the shares of Common Stock conform in all material respects to the description thereof contained in the Prospectus and the certificates representing the shares of Common Stock conform with the requirements of applicable laws and regulations.

     (ix) The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action of the Company and the Bank, and the Agreement has been duly executed and delivered by and is the valid and binding agreement of the Company and the Bank enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

     (x) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of the Agreement for the issuance of the Securities, except for the declaration of effectiveness of any required post-effective amendment to the Registration Statement by the Commission and as may be required under the securities laws of various jurisdictions.

     (xi) To the knowledge of such counsel, neither the Company nor any of its subsidiaries is in violation of its respective certificate of incorporation, articles of association, certificate of trust or bylaws, except to the extent such violation, conflict, breach or default would not adversely affect the transaction contemplated hereby or have a Material Adverse Effect. To the knowledge of such counsel, the Company and each of its subsidiaries are in compliance in all material respects with all applicable statutes, regulations and administrative and court decrees. To the knowledge of such counsel, none of the Company or any subsidiary of the Company is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Agreements and Instruments, except for such defaults under Agreements and Instruments that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement by the Company and the Bank, the issuance, sale and delivery of the Securities, the consummation of the transaction contemplated by this Agreement, and compliance by the Company and the Bank with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Bank and do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any, security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right upon any properties or assets of the Company or any of its subsidiaries pursuant to, any of the Agreements and Instruments, except to the extent such violation, conflict, breach or default would not adversely affect the transactions contemplated hereby or have a Material Adverse Effect, nor will such action result in any violation of the provisions of the certificate of incorporation, articles of association, certificate of trust or bylaws of the Company, the Bank or the Trust or any violation by any of them of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entities, except to the extent such violation, conflict, breach or default would not adversely affect the transactions contemplated hereby or have a Material Adverse Effect.

     (xii) There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending or, to the knowledge of such counsel, threatened against or affecting the Company or any of its subsidiaries, that is required to be disclosed in the Registration Statement and the Prospectus and which is not disclosed therein, or that could result in a Material Adverse Effect, or which could adversely affect the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

     (xiii) Each of the Company and its subsidiaries possesses such Governmental Licenses issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, and each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so possess or to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, is expected to result in a Material Adverse Effect.

     (xiv) Each of the Company and its subsidiaries has good and marketable title to all of their respective real and personal properties, in each case free and clear of all liens, encumbrances and defects, except such as would not result in a Material Adverse Effect; and all of the leases and subleases under which the Company or any subsidiary holds properties, are in full force and effect, except where the failure of such leases and subleases to be in full force and effect individually or in the aggregate, would not have a Material Adverse Effect, and none of the Company or any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for any such claim which, singly or in the aggregate, in the reasonable judgment of the Company, is not expected to result in a Material Adverse Effect.

     (xv) The Company is not, and immediately following the consummation of the transaction contemplate hereby and the application of the use of the net proceeds as described in the Registration Statement and the Prospectus, the Company will not be, an investment company required to be registered under the Investment Company Act of 1940, as amended.

     (xvi) The Company has received approval, subject to issuance, to have the Securities quoted on the Nasdaq Small Cap Market effective on the Closing Date.

     (xvii) The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the capital stock and options or rights of the Company and under the captions "Prospectus Summary," "Risk Factors," "Certain Federal Income Tax Consequences," "The Rights Offering," "Standby Purchase Agreements," "Management's Discussion and Analysis of Financial Condition and Results of Operations, "Business," "Management" and "Description of Capital Stock," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

     (xiii) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and the descriptions thereof or references thereto are correct.

     In addition, such counsel shall state that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for and has not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, and has not made any independent check or verification thereof, on the basis of the foregoing, no facts have come to the attention of such counsel that lead such counsel to believe that either the Registration Statement at the time it became effective, or any amendment thereof made prior to the Closing Time, as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Time, as of the date of such amendment or supplement) and as of the Closing Time contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the exhibits and the financial statements and other financial and statistical data included herein).

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such

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opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Agent's counsel) of other counsel reasonably acceptable to Agent's counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and the Bank and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Agent's counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Agent and they are justified in relying thereon.

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                                                                         ANNEX B

                            FORM OF LOCK-UP AGREEMENT

                                                              _________ __, 2005

Sandler O'Neill & Partners, L.P.
919 Third Avenue
6th Floor
New York, New York 10022


Ladies and Gentlemen:

     The undersigned [director][officer] of Patriot National Bancorp, Inc., a Connecticut corporation (the "Company"), understands that the Company is offering up to ______ shares of its common stock, $2.00 par value per share (the "Common Stock"), to the holders of record at the close of business on _____ 2005 in a rights offering (the "Offering"). The Company also intends to enter into Standby Purchase Agreements with certain investors to acquire up to ________ of the shares offered, and will guarantee the availability of an aggregate minimum of ___ shares to such investors. The aggregate shares of common stock to be offered is referred to herein as the "Securities," with the specific details of the transaction subject to the terms and conditions stated in the Agency Agreement (the "Agency Agreement") to be entered into by the Company and Sandler O'Neill & Partners L.P. (the "Agent").

     The undersigned, to facilitate the marketing of the Securities and in consideration of the Company and the Agent entering into the Agency Agreement, hereby irrevocably confirms and agrees for the benefit of the Company and the Agent that during the period beginning from the date hereof and continuing to and including the date 180 days after the Closing Date (as such term is defined in the Agency Agreement) (the "Lock-Up Period"), the undersigned will not sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or hedge, directly or indirectly, any shares of Common Stock or securities convertible into, exchangeable or exercisable for any shares of Common Stock or warrants or other rights to purchase shares of Common Stock or any other securities of the Company that are substantially similar to the Common Stock, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has or may be deemed to have beneficial ownership in accordance with the rules and regulations of the Securities and Exchange Commission (collectively, the "UNDERSIGNED'S SHARES") or publicly announce an intention to do any of the foregoing.

     The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of the Undersigned's Shares, whether any such transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned's Shares.

     Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a BONA FIDE gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Agent. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has and, except as contemplated by clause (i), (ii) or (iii) above, for the duration of this Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company and its transfer agent and registrar against the transfer of the Undersigned's Shares, except in compliance with the foregoing restrictions. In furtherance of the foregoing, the Company is hereby authorized to decline to make or authorize any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement (this "AGREEMENT").

     Notwithstanding the foregoing, if: (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day-period beginning on the last day of the Lock-Up Period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     The undersigned understands that the Company and the Agent are relying upon this Agreement in proceeding toward consummation of the Offering. The undersigned represents and warrants that the undersigned has full power and authority to enter into this Agreement. The undersigned further understands that this Agreement is irrevocable and agrees that the provisions of this Agreement shall be binding also upon the successors, assigns, heirs and legal representatives of the undersigned.

     The undersigned understands that, if the Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Agreement.

                                      B - 2
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     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                             Yours very truly,


                                             -----------------------
                                             Signature

                                             -----------------------
                                             Name

                                             -----------------------
                                             Address

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